UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 2, 2015 (April 2, 2015)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On April 2, 2015, Rite Aid Corporation (the “Company”) closed its previously announced offering (the “Notes Offering”) of $1.8 billion aggregate principal amount of its 6.125% senior notes due 2023 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes are unsecured, unsubordinated obligations of the Company and are guaranteed by substantially all of the Company’s subsidiaries (the “Subsidiary Guarantors”).

The Company intends to use the net proceeds from the Notes Offering, together with available cash and borrowings under its Senior Credit Facility, to fund the cash portion of the consideration and related fees and expenses payable by the Company to equity holders of Envision Pharmaceutical Services, LLC (“EnvisionRx”) upon the closing of the Company’s previously announced acquisition of EnvisionRx. In the event the acquisition is not completed, the Company has the ability to use the net proceeds to refinance certain of its existing indebtedness or to redeem the notes.

See the disclosure in Item 2.03 below for disclosure regarding the Indenture (as defined below).  Such disclosure is also incorporated by reference into this Item 1.01.

Registration Rights Agreement

On April 2, 2015 (the “Closing Date”), the Company entered into an exchange and registration rights agreement relating to the Notes, among the Company, the Subsidiary Guarantors and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as the initial purchasers (the “Initial Purchasers”) of the Notes (the “Registration Rights Agreement”).  The Registration Rights Agreement requires the Company and the Subsidiary Guarantors, at their cost, to among other things (i) file a registration statement with respect to the Notes with the Securities and Exchange Commission (the “Commission”) by November 28, 2015, which is 240 days after the date of issuance of the Notes (the “Filing Date”), to be used in connection with the exchange of the Notes and related guarantees for publicly registered notes and related guarantees with substantially identical terms in all material respects (except for the transfer restrictions relating to the Notes) and (ii) use its commercially reasonable efforts to effect an exchange offer of the Notes and guarantees for registered Notes and guarantees by March 27, 2016, which is 120 days after the Filing Date.  In addition, under certain circumstances, the Company and the Subsidiary Guarantors may be required to file a shelf registration statement to cover resales of the Notes.

If: (i) the Company and the Subsidiary Guarantors fail to file the registration statement required by the Registration Rights Agreement with the Commission on or before the Filing Date; (ii) such shelf registration statement is not declared effective on or prior to the date specified for such effectiveness; (iii) the Company and the Subsidiary Guarantors fail to consummate the exchange offer within 120 days after the Filing Date; (iv) a shelf registration statement, if required, has not been filed on or prior to the 30th day after the Company’s obligation to file a shelf registration statement arises; (v) any required registration statement is filed and declared effective but thereafter ceases to be effective during the applicable period (subject to certain exceptions); or (vi) a Suspension Period (as defined in the Registration Rights Agreement) exceeds, in the aggregate, 90 days during a 365 day period (each such event referred to in clauses (i) through (vi) above, a “Registration Default”), then the Company will be obligated to pay additional interest to each holder of the Notes that are subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of a Registration Default, at a rate of 0.25% per annum on the principal amount of the Notes that are subject to transfer restrictions held by such holder. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 0.50% per annum on the principal amount of the Notes that are subject to transfer restrictions.

A copy of the Registration Rights Agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Notes set forth in Item 1.01 above is incorporated herein by reference.

The Notes were issued pursuant to an indenture, dated as of April 2, 2015, among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).  At any time and from time to time, prior to April 1, 2018, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the proceeds of one or more equity offerings, at a redemption price equal to 106.125% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date); provided that: (i) at least 65% of the original aggregate principal amount of the Notes remains outstanding; and (ii) the redemption occurs within 75 days of the completion of such equity offering upon not less than 30 nor more than 60 prior days notice.  Prior to April 1, 2018, the Company may redeem some or all of the Notes by paying a “make-whole” premium based on U.S. Treasury rates.  On or after April 1 of the relevant year listed below, the Company may redeem some or all of the Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date): 2018 at a redemption price of 104.5938%; 2019 at a redemption price of 103.0625%; 2020 at a redemption price of 101.5313%; and 2021 and thereafter at a redemption price of 100.000%.

Each of the following constitutes an event of default under the Indenture: (i) failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days; (ii) failure to make the payment of any principal of, or premium, if any, on, the Notes when the same becomes due and payable at its stated maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; (iii) failure to comply with the covenant described under “Successor Company—Merger, Consolidation and Sale of Property” in the Indenture; (iv) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (i), (ii) or (iii)) and such failure continues for 30 days after written notice is given to the Company; (v) a default under any debt of the Company or any Restricted Subsidiary (as defined in the Indenture) that results in acceleration of the final maturity of such debt, or failure to pay any such debt at final maturity (giving effect to applicable grace periods), in an aggregate amount greater than (a) $150.0 million (or its foreign currency equivalent at the time) or (b) such lesser amount as may be applicable to the corresponding event of default in other debt of the Company incurred pursuant to certain provisions of the “Limitation on Debt” covenant in the Indenture outstanding at the time of such event; (vi) any judgment or judgments for the payment of money in an aggregate amount in excess of (a) $150.0 million (or its foreign currency equivalent at the time) or (b) such lesser amount as may be applicable to the corresponding event of default in other debt of the Company incurred pursuant to certain provisions of the “Limitation on Debt” covenant in the Indenture outstanding at the time of such event, in each case that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied, bonded, insured or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect; (vii) certain events involving bankruptcy, insolvency or reorganization of the Company or any significant subsidiary; and (viii) any subsidiary guarantee of a significant subsidiary ceases to be in full force and effect (subject to certain exceptions) and such default continues for 20 days after notice to the Company, or any Subsidiary Guarantor that is a significant subsidiary denies or disaffirms its obligations under the Notes.  A default under clauses (iv) or (viii) is not an event of default until the trustee notifies the Company of such default or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Company and the Trustee of the default and the Company does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

Subject to certain exceptions, upon a Change of Control (as defined in the Indenture) each holder has the right to require the Company to offer to purchase all or any part of such holder’s Notes at a purchase price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date (subject to the rights of holders of record on the relevant record date to receive interest due on an interest payment date).

The Company is not required to make mandatory sinking fund payments with respect to the Notes.

The covenants in the Indenture limit the ability of the Company and certain of its subsidiaries to, among other things: (i) incur additional debt; (ii) pay dividends or make other restricted payments; (iii) purchase, redeem or retire capital stock or subordinated debt; (iv) make asset sales; (v) enter into transactions with affiliates; (vi) incur liens; (vii) enter into sale leaseback transactions; (viii) provide subsidiary guarantees; (ix) make investments; and (x) merge or consolidate with any other person.

A copy of the Indenture is filed hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

4.1                               Indenture, dated as of April 2, 2015, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2                               Form of 6.125% senior notes due 2023 (included in Exhibit 4.1).

10.1                        Registration Rights Agreement relating to the 6.125% senior notes due 2023, dated as of April 2, 2015, among Rite Aid Corporation, the Subsidiary Guarantors named therein and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. as the Initial Purchasers of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 2, 2015	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of April 2, 2015, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 6.125% senior notes due 2023 (included in Exhibit 4.1).

10.1

Registration Rights Agreement relating to the 6.125% senior notes due 2023, dated as of April 2, 2015, among Rite Aid Corporation, the Subsidiary Guarantors named therein and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. as the Initial Purchasers of the Notes.